UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2008

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100
Houston, Texas		77067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 7.01 Regulation FD Disclosure.

I. Price Risk Management

(a) With the objective of enhancing the certainty of future revenues, from time to time Noble Energy, Inc. (“we” or the “Company”) enters into commodity derivative instruments. Through December 31, 2007, we elected to designate the majority of these derivative instruments as cash flow hedges for financial accounting purposes. Effective January 1, 2008 forward, we voluntarily elected to account for these derivative instruments using the mark-to-market (MTM) accounting method and from that date will recognize all future gains and losses on derivative instruments in earnings in the period in which they occur.

(b) For the quarter ended June 30, 2008, we anticipate pre-tax MTM derivative losses of $828 million from our crude oil and natural gas derivative instruments described separately below, of which $716 million was unrealized. We intend to report adjusted net income in our quarterly news release of earnings by eliminating the unrealized MTM loss, net of tax, from net loss to arrive at adjusted net income. Although adjusted net income is a non-GAAP measure, we believe it is useful information for investors because the unrealized loss relates to derivative instruments that hedge our production in future months. The loss that is associated with derivative instruments that hedge current production is recognized in net income and is not eliminated in determining adjusted net income. The adjustment better matches derivative losses with the period when the underlying hedged production occurs. During the quarter, net cash outflow related to settled crude oil and natural gas derivative instruments was $246 million.

(c) Unrealized derivative losses and gains that occurred through December 31, 2007 under our previous cash flow hedge accounting method were deferred in Accumulated Other Comprehensive Loss (AOCL) as of that date. These losses and gains will be reclassified to future earnings as they are realized upon settlement of the associated derivative instrument. The pre-tax amount of deferred losses and gains in AOCL that is associated with instruments that settled in the second quarter was a net loss of $95 million ($93 million loss related to crude oil and a $2 million loss related to natural gas) which will be included in net income as a decrease to crude oil and natural gas revenue. Since the amounts represent realized derivative losses and gains, the revenue decrease or increase will be reflected in net income and will not be eliminated in determining adjusted net income.

II. Crude Oil Derivative Instruments

(a) Included in the second quarter pre-tax mark-to-market losses mentioned in I (b) above, $647 million relates to crude oil derivative instruments, of which $576 million was unrealized. During the quarter, net cash outflows related to settled crude oil derivative instruments were $170 million.

(b) Presented below is a comprehensive summary of our crude oil derivative instruments as of June 30, 2008, with notional volumes expressed in barrels (Bbls) per day and prices in dollars per Bbl.  The average price of our crude oil variable to fixed price swap derivative instruments remaining for 2008 is $43.43 per Bbl.  The average floor and ceiling prices of our crude oil costless collar derivative instruments remaining for 2008 are $51.82 per Bbl and $68.94 per Bbl, respectively.

(c) From April 1, 2008 to June 30, 2008, we entered into additional costless collars covering 5,000 barrels per day for calendar year 2009.

Crude Oil Derivative Instruments

	Variable to Fixed Price Swaps			Costless Collars
			Weighted			Weighted	Weighted
Production		Bbls	Average		Bbls	Average	Average
Period	Index	Per Day	Fixed Price	Index	Per Day	Floor Price	Ceiling Price
3rd Qtr 2008	NYMEX WTI	16,500	38.11	NYMEX WTI	3,100	60.00	72.40
4th Qtr 2008	NYMEX WTI	16,500	37.92	NYMEX WTI	3,100	60.00	72.40
3rd Qtr 2008	Dated Brent	2,000	88.18	Dated Brent	3,848	45.00	66.19
4th Qtr 2008	Dated Brent	2,000	88.18	Dated Brent	3,587	45.00	65.90
3rd-4th Qtr 2008 Average		18,500	43.43		6,817	51.82	68.94

2009	NYMEX WTI	9,000	88.43	NYMEX WTI	6,700	79.70	90.60
2009	Dated Brent	2,000	87.98	Dated Brent	5,074	70.62	87.93
2009 Average		11,000	88.35		11,774	75.79	89.45

2010 Average		-	-	NYMEX WTI	5,500	69.00	85.65

III. Natural Gas Derivative Instruments

(a) Included in the second quarter mark-to-market losses mentioned in I (b) above, $181 million relates to natural gas derivative instruments, of which $141 million was unrealized. During the quarter, net cash outflows related to settled natural gas derivative instruments were $76 million.

(b) Presented below is a comprehensive summary of our natural gas derivative instruments as of June 30, 2008, with notional volumes expressed in millions of British thermal units (MMBtu) per day and prices in dollars per MMBtu. The average price of our natural gas variable to fixed price swap derivative instruments remaining for 2008 is $5.48 per MMBtu.  The average floor and ceiling prices of our natural gas costless collar derivative instruments remaining for 2008 are $6.75 per MMBtu and $8.70 per MMBtu, respectively.

(c) From April 1, 2008 to June 30, 2008, we entered into additional costless collars covering 70,000 MMBtu per day for calendar year 2009.

Natural Gas Derivative Instruments

	Variable to Fixed Price Swaps (1)			Costless Collars
			Weighted			Weighted	Weighted
Production		MMBtu	Average		MMBtu	Average	Average
Period	Index	Per Day	Fixed Price	Index	Per Day	Floor Price	Ceiling Price
3rd Qtr 2008	NYMEX HH	170,000	5.33	IFERC CIG	14,000	6.75	8.70
4th Qtr 2008	NYMEX HH	170,000	5.63	IFERC CIG	14,000	6.75	8.70
3rd-4th Qtr 2008 Average		170,000	5.48		14,000	6.75	8.70

2009		-	-	NYMEX HH	170,000	$9.15	$10.81
2009		-	-	IFERC CIG	15,000	$6.00	$9.90
2009 Average		-	-		185,000	8.90	10.73

2010 Average		-	-	IFERC CIG	15,000	$6.25	$8.10

[1] In addition to the NYMEX Hentry Hub variable to fixed price swaps shown above for 2008, we have 100,000 MMBtu per day of IFERC CIG basis swaps with an average differential to NYMEX HH of $(1.66), 40,000 MMBtu per day of IFERC ANR-OK basis swaps with an average differential to NYMEX HH of $(1.01), and 10,000 MMBtu per day of IFERC PEPL basis swaps with an average differential to NYMEX HH of $(0.98).

IV. Forward-Looking Statements

This report on Form 8-K contains projections and other “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are typically identified by use of terms such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on these expressions, and are made based on our current plans, expectations, estimates, assumptions and beliefs concerning future events. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation:

•	the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates, interest rates and financial market conditions;
•	the extent and effect of any hedging activities engaged in by us;
•	our liquidity and ability to finance our acquisition, exploration and development activities;
•	the supply and demand for oil, natural gas and other products or services;
•	the presence or recoverability of estimated reserves;
•	our ability to replace reserves;
•	drilling and operating risks;
•	environmental risks;
•	exploration and development risks;
•	government regulation or other action; and
•	the ability of management to execute its plans to meet its goals.

We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: July 15, 2008	By:	/s/ Chris Tong
Chris Tong
Senior Vice President and Chief Financial Officer